EXHIBIT 10.3

TETON ENERGY CORPORATION

CONFIRMATION OF GRANT OF STOCK OPTION

This is to confirm that the following option grant (the “Option”) made to purchase shares of Teton Energy Corporation (f/k/a Teton Petroleum Company) (the “Company”) common stock (the “Common Stock”):

Participant:  H. Howard Cooper

Grant Date:  April 9, 2003

Vesting Commencement Date:  April 9, 2003

Option Price Per Share:  $3.48

Number of Option Shares:  574,554

Expiration Date:  April 8, 2013

Type of Option:  Incentive ☐ / Non-Statutory ☒ [check one]

Vesting Schedule:  The Option shall vest immediately.

Repurchase Right:  Not applicable.

Exercisability Upon Termination of Service:           5 years.

Participant understands and agrees that the Option is granted subject to and in accordance with the express terms and conditions of the Teton Energy Corporation 2003 Stock Option Plan (the “Plan”).  Participant further agrees to be bound by the terms and conditions of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit B.  Participant understands that certain terms and conditions governing Option Shares purchased pursuant to the Option are set forth in the form of exercise notice attached hereto as Exhibit C.

Participant hereby acknowledges receipt of a copy of the Plan in the form attached hereto as Exhibit A.

No Employment or Service Contract.  Nothing in this Notice of Grant, in the Option Agreement, or in the Plan shall confer upon the Participant any right to continue in the Service of the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or the Participant, which rights are hereby expressly reserved by each, to terminate Participant’s Service at any time for any reason whatsoever, with or without cause.

Date

TETON ENERGY CORPORATION

By:
Its:

Participant

Address:

Participant’s Spouse

Address:

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